Exhibit 107

Calculation of Filing Fee Tables

Form F-3

(Form Type)

VODAFONE GROUP PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Debt Convertible into Equity	Warrants(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preference Shares(1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.